                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post Effective Amendment No. 2 on Form S-3 to Form S-1) and related Prospectus of Inhibitex, Inc. for the registration of 8,810,581 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 2005, with respect to the financial statements of Inhibitex, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


Atlanta, Georgia
June 23, 2005